UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2007

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2007, the Board of Directors of Cintas Corporation, a Washington corporation (the “Company”), adopted, effective as of March 8, 2007, Amended and Restated By-laws for the Company (the “Revised By-laws”).

Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the By-laws of the Company were amended and restated by the Company to include procedures to be followed if a director does not receive a majority of shares cast in an uncontested election. Such changes include:

•	Requiring that directors be elected by a majority of the votes cast for director as nominee;

•	Providing that if a director is not elected by majority of the votes cast, the director must offer to tender his or her resignation to the Board;

•	Requiring the Board to consider the offer of resignation and disclose its decision within 90 days from the date of certification of the election results; and

•
Providing that if no director receives a majority of shares cast in an uncontested election, the incumbent directors must nominate a slate of directors to be voted on at a special meeting of shareholders within 180 days after the date of certification of the election results.

The Revised By-laws also provide that shareholders must notify the Company within 90 days of a meeting of the shareholders of new business to be considered at the meeting and of shareholder nominees for director of the Corporation. The By-laws formerly provided for 15 days notice in each case.

The foregoing is a brief description of the material amendments to the Company’s By-laws and is qualified in its entirety by reference to the full text of the Revised By-laws. This description should be read in conjunction with the Revised By-laws, a copy of which is filed as Exhibit 3 and is incorporated by reference in this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

        3  Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: March 9, 2007	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer